Exhibit 99.1

The Alkaline Water Company Inc Enters Into Strategic Advisory Agreement

Glendale, AZ, December 9, 2025 — The Alkaline Water Company, Inc. (OTCID: WTER), a leading producer of premium alkaline water products, today announced that it has entered into a strategic advisory agreement with The Bitcoin Group, a recognized leader in blockchain infrastructure and digital asset management. The engagement is designed to support the development of a compliant and technically robust digital asset treasury strategy for WTER.

Under the agreement, The Bitcoin Group will advise on the structure and implementation of a Bitcoin-aligned treasury framework intended to enhance balance-sheet resilience, diversify capital allocation, and position WTER to leverage emerging digital-asset financing mechanisms within the functional beverage sector.

Scope of Advisory Services

The Bitcoin Group will provide WTER with specialized expertise in several key areas:

●	Digital Treasury Architecture:
○	Development of a strategic Bitcoin allocation model, multi-signature custody protocols, and integrated reporting systems for secure, auditable, and compliant asset management.

●	Regulatory and Risk Controls:
○	Implementation of SEC- and FINRA-aligned compliance procedures, including governance, custody safeguards, valuation standards, and volatility-mitigation mechanisms appropriate for a publicly traded issuer.

●	Financing and Capital Structure Innovation:
○	Evaluation of blockchain-based capital solutions such as tokenized real-world assets (RWA), production-linked digital instruments, and other blockchain-enabled financing structures to support operational growth and reduce reliance on traditional credit facilities.

●	Market Infrastructure Connectivity:
○	Assessment of partnerships with regulated RWA platforms and institutional-grade custody and liquidity networks to ensure secure integration with the broader digital asset ecosystem.

“This advisory engagement supports our objective of optimizing long-term financial stability and expanding our access to innovative capital markets,” said Ricky Wright, Chief Executive Officer of The Alkaline Water Company. “The Bitcoin Group brings deep technical and regulatory expertise that will help us evaluate and implement a digital asset treasury strategy aligned with our operational goals and shareholder interests.”

About The Alkaline Water Company, Inc.

Founded in 2012 and headquartered in Glendale, Arizona, The Alkaline Water Company, Inc. (OTCID: WTER) develops, manufactures, and distributes premium bottled alkaline water products using proprietary electrolysis technology and Himalayan rock salt to deliver an 8.8 pH profile. The Company operates across major retail channels in North America and remains committed to sustainable packaging, operational efficiency, and functional beverage innovation.

About The Bitcoin Group

Since 2014, Bitcoin Group has been a pioneer in Digital Asset Treasury Management, building a proven framework for integrating high-performing blockchain assets into public company balance sheets. By bringing institutional discipline to the rapidly evolving digital asset sector, Bitcoin Group enables organizations to future-proof enterprise value, unlock new growth opportunities, and secure their position as innovators within their industries. With over a decade of specialized expertise, Bitcoin Group has established itself as a strategic leader in corporate blockchain adoption—helping forward-thinking companies leverage digital assets with confidence, compliance, and long-term vision.

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Guided by a singular mission, Bitcoin Group is scaling its capabilities to become the BlackRock of Blockchain: the trusted, institutional-grade partner for digital asset strategy. Through rigorous methodology, deep market insight, and a commitment to transparency, Bitcoin Group is shaping the future of corporate treasury strategy in the blockchain era. “We bring deep technical, regulatory, and institutional-grade digital asset expertise that will be instrumental as we evaluate and implement a modern treasury strategy. Our expertise will allow us to explore digital asset integration in a way that is disciplined, compliant, and aligned with our operational objectives and our commitment to delivering value for shareholders,” said Wesley Blom, Chief Executive Officer of The Bitcoin Group.

FORWARD-LOOKING INFORMATION

Certain information set forth in this press release contains "forward-looking information," including "future-oriented financial information" and "financial outlook," within the meaning of applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company's business, projects and joint ventures; (iv) execution of the Company's vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company's projects; (vi) completion of the Company's projects that are currently underway, in development or otherwise under consideration; (vii) renewal of the Company's current customer, supplier and other material agreements; and (viii) future liquidity, working capital and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management's beliefs and opinions in respect to the future so they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or results expressed or implied by such forward-looking statements. Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. The United States Securities and Exchange Commission ("SEC") has provided guidance to issuers regarding the use of social media to disclose material nonpublic information. In this regard, investors and others should note that we announce material financial information on our company website, www.LelantosHoldings.io, in addition to SEC filings, press releases, public conference calls and webcasts. We also use social media to communicate with the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC's guidance, we encourage investors, the media and others interested in our company to review the information we post on the Company website.

Investor Relations

The Alkaline Water Company Inc.
5524 North 51st Avenue Glendale, Arizona 85301
Telephone: 480-582-3600
Website: www.thealkalinewaterco.com
Email: ir@thealkalinewaterco.com

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